EXHIBIT 99.1


                                                                        CONTACT:

                                                                   Paul V. Maier
                                                           Senior Vice President
                                                     and Chief Financial Officer
                                                                    858-550-7573

                                                                    Abe Wischnia
                                           Senior Director of Investor Relations
                                                    and Corporate Communications
                                                                    858-550-7850

     LIGAND PHARMACEUTICALS RECEIVES STAFF DETERMINATION LETTER FROM NASDAQ
               REGARDING DELAY IN FILING SECOND QUARTER FORM 10-Q


         SAN DIEGO, Calif.--August 23, 2005--Ligand Pharmaceuticals Incorporated (NASDAQ:LGNDE) announced today that it has received a NASDAQ Staff Determination Letter regarding the company's failure to timely file its Form 10-Q for the period ended June 30, 2005. A NASDAQ Listing Qualifications Panel previously agreed to continue the listing of the Company's securities on the NASDAQ National Market provided that the company files its Form 10-K for the fiscal year ended December 31, 2004 on or before August 31, 2005 and files its first quarter and second quarter Forms 10-Q by September 9, 2005. Until the company is current with its periodic reporting requirements with the SEC, the company's trading symbol will remain LGNDE.

         On May 20, 2005, the company announced that it would restate its consolidated financial statements as of and for the years ended December 31, 2002 and 2003 and for the quarters of 2003 and the first three quarters of 2004.

         The filings of the company's Form 10-K annual report for the year ended December 31, 2004 and the company's Forms 10-Q for the periods ended March 31, 2005 and June 30, 2005 have been delayed pending the completion of the restatement.

ABOUT LIGAND

        Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, pain, skin diseases,

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men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to intracellular receptors. For more information, go to http://www.ligand.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

         This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect Ligand's judgment and involve risks and uncertainties as of the date of this release. These statements include those related to compliance with the NASDAQ Listing Qualifications Panel requirements, completion of the restatement, the filing of delinquent reports on Form 10-K and on Form 10-Q and the continued listing of the company's securities. Actual events or results may differ materially from Ligand's expectations. There can be no assurance that the restatement of annual or quarterly financial results, audit of annual and review of quarterly financial statements, filing of Forms 10-K and 10-Q will be completed or that these processes will be completed by the dates set by the Panel in order to maintain the Company's listing, that the circumstance of the restatement will not result in a finding of a material weakness in the company's internal control over financial reporting, that other accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness, will not be identified during the preparation and audit of the consolidated financial statements, that adjustments for other periods will not be required nor that the company will avoid delisting by the NASDAQ Stock Market and if so, when or if a relisting will occur. In addition, Ligand's financial results and stock price may suffer as a result of the previously announced restatement and any subsequent action by NASDAQ. Additional information concerning these and other risk factors affecting Ligand's business can be found in prior press releases as well as in Ligand's public periodic filings with the Securities and Exchange Commission, available via Ligand's web site at www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.


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